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                                                                     EXHIBIT 4.3

                                  AMENDMENT TO

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        LAKEHEAD PIPE LINE PARTNERS, L.P.


      This amendment to the Amended and Restated Agreement of Limited Partnership of Lakehead Pipe Line Partners, L. P. (the "Partnership") is entered into by and among Enbridge Energy Company, Inc. (formerly Lakehead Pipe Line Company, Inc.), a Delaware corporation ("the General Partner") as General Partner of the Partnership, and the Limited Partners of the Partnership, as hereinafter provided.

      WHEREAS, the General Partner and the other parties thereto entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 15, 1997 (the "Agreement");

      WHEREAS, the General Partner has changed its name to "Enbridge Energy Company, Inc." and desires to change the name of the Partnership to "Enbridge Energy Partners, L.P." and the name of Lakehead Pipeline Company, Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), to "Enbridge Energy, Limited Partnership"; and

      WHEREAS, Article XV of the Agreement permits the General Partner to amend the Agreement to change the name of the Partnership and to take certain other actions which, in the sole discretion of the General Partner, do not adversely affect the Limited Partners in any material respect, without the consent of Limited Partners.

      NOW THEREFORE, in order to change the name of Partnership and to reflect the change in name of the General Partner and the Operating Partnership, the General Partner does hereby amend the Amended and Restated Agreement of Limited Partnership of the Partnership as follows:

      1. The first sentence of Section 1.2 is hereby amended to read as follows:

            "The name of the Partnership shall be Enbridge Energy Partners, L.P."

      2. The definition of "Company" in Article II is hereby amended in its entirety to read as follows:

            ""Company" means Enbridge Energy Company, Inc., a Delaware corporation."

      3. The definition of "Operating Partnership" in Article II is hereby amended in its entirety to read as follows:

            ""Operating Partnership" means Enbridge Energy, Limited Partnership, a Delaware limited partnership established pursuant to the Operating Partnership Agreement, and any successor thereto."
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      4.    The definition of "Operating Partnership Agreement" in Article II is
            hereby amended in its entirety to read as follows:

            ""Operating Partnership Agreement" means the Agreement of Limited Partnership of Enbridge Energy, Limited Partnership, as it may be amended, supplemented or restated from time to time."

      5. The definition of "Partnership" in Article II is hereby amended in its entirety to read as follows:

            ""Partnership" means Enbridge Energy Partners, L.P., a Delaware limited partnership established pursuant to this Agreement, and any successor thereto."
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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the
28th day of August, 2001.

                                  GENERAL PARTNER:

                                  ENBRIDGE ENERGY COMPANY, INC.
                                  (formerly Lakehead Pipe Line Company, Inc.)


                                  By: /s/ S. MARK CURWIN
                                     ------------------------------------------
                                  Name:   S. Mark Curwin
                                  Title:  Corporate Secretary

                                  LIMITED PARTNERS:

                                  All Limited Partners now and
                                  hereafter admitted as limited
                                  partners of the Partnership,
                                  pursuant to Powers of Attorney now
                                  and hereafter executed in favor of,
                                  and granted and delivered to, the
                                  General Partner

                                      By: Enbridge Energy Company, Inc., General
                                      Partner, as attorney-in-fact for all
                                      Limited Partners pursuant to the Powers of
                                      Attorney granted pursuant to Section 1.4
                                      of the Agreement.


                                       By: /s/ MICHAEL J. MILLER
                                          -------------------------------------
                                       Name:   Michael J. Miller
                                       Title:  Assistant Chief Accountant